Exhibit 31.5

Rule 13a-14(a)/15d-14(a) Certification

Charles A. Alutto

President and Chief Executive Officer

I, Charles A. Alutto, certify that:

1.	I have reviewed this amendment No. 2 to the annual report on Form 10-K of Stericycle, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 12, 2016

/s/ CHARLES A. ALUTTO
Charles A. Alutto
President and Chief
Executive Officer
Stericycle, Inc.